As filed with the Securities and Exchange Commission on November 07, 2007
Registration No. 333-131540

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-effective Amendment No. 1
to Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BroadVision, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7371	94-3184303
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification Number)

1600 Seaport Boulevard, Suite 550
North Building
Redwood City, CA 94063
(650) 331-1000
 (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Pehong Chen
President, Chief Executive Officer and
Interim Chief Financial Officer
BroadVision, Inc.
1600 Seaport Boulevard, Suite 550
North Building
Redwood City, CA 94063
(650) 331-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Kenneth L. Guernsey
Peter H. Werner
Cooley Godward Kronish llp
101 California St., Fifth Floor
San Francisco, California 94111
(415) 693-2000

Approximate date of commencement of proposed sale to the public:  This post−effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES
_____________________

BroadVision, Inc., a Delaware corporation ("BroadVision"), filed a Registration Statement on Form S-1 on February 3, 2006 (Registration No. 333-131540), as amended by Amendment No. 1 thereto filed on August 15, 2006, Amendment No. 2 thereto filed on October 4, 2006 and Amendment No. 3 thereto filed on October 20, 2006 (as thereby amended, the "Registration Statement"), to register the sale of 177,890,071 shares of the BroadVision common stock underlying the rights distributed to stockholders and certain holders of warrants. The Registration Statement was declared effective by the Securities and Exchange Commission on October 20, 2006. 36,379,704 shares of common stock were sold under the Registration Statement. The offering contemplated by the Registration Statement has terminated.

BroadVision is filing this Post-Effective Amendment No. 1 to deregister 141,510,367 shares of common stock that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on the 7th day of November, 2007.

BROADVISION, INC.

By:	/s/ Pehong Chen
Pehong Chen
Chairman, Chief Executive Officer, President and
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pehong Chen	Chairman of the Board, Chief Executive Officer and President	November 07, 2007
Pehong Chen	(Principal Executive Officer)

/s/ Pehong Chen	Chief Financial Officer	November 07, 2007
Pehong Chen	(Principal Financial and Accounting Officer)
*
James D. Dixon	Director	November 07, 2007
*
Robert Lee	Director	November 07, 2007

/s/ François Stieger
François Stieger	Director	November 07, 2007

*By: /s/ Pehong Chen
Attorney-in-Fact